Exhibit 99.1

                   POLYONE UPDATES 2005 THIRD-QUARTER OUTLOOK

    CLEVELAND, September 13 /PRNewswire-FirstCall/ -- PolyOne Corporation (NYSE:
POL), a leading global polymer compounding and North American distribution company, today updated its outlook for the third quarter that will end September 30, 2005. This action is part of PolyOne's efforts to inform investors at mid-quarter of any significant changes to major business drivers.

    Since PolyOne reported second-quarter results on July 28, 2005, three factors are adversely affecting the outlook for the third quarter:

     - In North America, the anticipated increase in demand over the second quarter has not occurred.

     - Prior to Hurricane Katrina, natural gas and ethylene costs rose to higher-than-anticipated levels, driving higher raw material costs and placing additional pressure on product spreads (product selling prices over raw material costs).

     - The hurricane's immediate and longer-term negative effects from production and supply disruptions and from higher energy and derivative raw material costs are being assessed, but the full magnitude remains unknown.

    Entering the quarter, PolyOne anticipated fairly stable raw material pricing and a counter-seasonal pickup in demand. Consistent with industry consensus, PolyOne's view was that the unusual decline in North American second-quarter demand was due largely to broad customer inventory reductions, and that demand would improve in the third quarter. This demand momentum has not yet materialized, and the Company now expects flat shipment volumes compared with the second quarter, rather than the 1 percent to 3 percent increase in the earlier outlook.

    European demand is tracking earlier expectations, and the Company continues to experience strong shipment growth in Asia.

    The immediate impact of Hurricane Katrina is reflected largely in lowered Resin and Intermediates (R&I) segment earnings expectations. The SunBelt Chlor-Alkali plant in Macintosh, Alabama, lost a week of production, and operations going forward are dependent upon railcar availability. Further, Oxy Vinyls, LP in particular faces hurricane-driven natural gas and ethylene cost increases, which are resulting in significantly higher operating costs and pressure on product spreads. PolyOne expects logistical cost increases, including fuel surcharges and rail system dislocations, to negatively affect all North American operations for the near future.

    As a result of these factors, PolyOne expects that R&I segment operating income should decrease significantly more from the second-quarter level than previously thought. Hurricane Katrina's impact on the industry is dynamic and continues to evolve.

    The July 28, 2005, outlook for PolyOne's discontinued operations, Specialty Resins and Engineered Films, is unchanged.

    In the third quarter, the Company expects to generate positive operating cash flow, although the level remains subject to the unknown variables described above. Additionally, the recently amended credit facilities (as described in the second-quarter 2005 Form 10-Q) assure adequate liquidity.

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    PolyOne Third-quarter 2005 Earnings Release and Conference Call

    PolyOne intends to release its third-quarter 2005 earnings after the close of business on Thursday, October 27, 2005, and host a conference call at 9:00 a.m. Eastern time on Friday, October 28, 2005. The conference dial-in number is 888-489-0038 (domestic) or 706-643-1611 (international), conference topic:
PolyOne Earnings Call. The replay number is 800-642-1687 (domestic) or 706-645-9291 (international). The conference ID for the replay is 9932167. The call will be broadcast live and then via replay for two weeks on the Company's Web site at http://www.polyone.com.

    About PolyOne

    PolyOne Corporation, with 2004 annual revenues of approximately $2.2 billion, is a leading global compounding and North American distribution company with continuing operations in thermoplastic compounds, specialty polymer formulations, color and additive systems, and thermoplastic resin distribution. Headquartered in northeast Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America and South America. Information on PolyOne's products and services can be found at http://www.polyone.com.

     PolyOne Investor & Media Contact:  Dennis Cocco
                                        Vice President, Investor Relations
                                        & Communications
                                        440.930.1538

    Forward-looking Statements

    In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:

     - the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;

     - changes in U.S., regional or world polymer consumption growth rates affecting PolyOne's markets;

     - changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;

     - fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles, including those related to the effects of Hurricane Katrina;

     - production outages or material costs associated with scheduled or unscheduled maintenance programs;

     - costs or difficulties and delays related to the operation of joint venture entities;

     - lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;

     - partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;

     - an inability to launch new products and/or services within PolyOne's various businesses;

     - the possibility of further goodwill impairment;

     - an inability to maintain any required licenses or permits;

     - an inability to comply with any environmental laws and regulations;

     - the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;

     - unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;

     - an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;

     - a delay or inability to achieve targeted debt level reductions through divestitures and/or other means;

     - an inability to access the revolving credit facility and/or the receivables sale facility as a result of breaching covenants due to not achieving anticipated earnings performance or for any other reason;

     - any poor performance of our pension plan assets and any obligation on our part to fund PolyOne's pension plan;

     - any delay and/or inability to bring the North American Colors and Additives Masterbatch and the Engineered Materials product platforms to profitability;

     - an inability to raise prices or sustain price increases for products;

     - an inability or delay beyond December 31, 2005 in finding buyers of discontinued operations or other non-core assets for reasonable and acceptable terms;

     - an inability to achieve anticipated earnings performance due to the divestment of a non-core business;

     - an inability to complete the sale of discontinued businesses due to problems or delays associated with legal proceedings, regulatory approvals and/or buyers receiving financing for the transaction or any other reasons; and

     - other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

    We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

    We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K provided to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties.
(Ref. #91305)

SOURCE  PolyOne Corporation
    -0-                             09/13/2005
    /CONTACT: Investor & Media, Dennis Cocco, Vice President, Investor Relations & Communications of PolyOne Corporation, +1-440-930-1538/
    /Web site:  http://www.polyone.com/